                                                                    EXHIBIT 4(r)




Filed with Post-Effective Amendment No. 17 to this Registration Statement on Form N-4 on March 1, 1995.

                        (Logo of MetLife appears here)

                      Metropolitan Life Insurance Company
                 One Madison Avenue, New York, NY  10010-3690

                                  ENDORSEMENT

The definition of "Beneficiary" on page 1 is replaced by the following definition:

     "Beneficiary" is the person or persons you name to whom the death benefit, if any, is payable when you die or who will become the owner in the event of your death after the Date of First Payment and before the Annuitant's death. You may name a contingent beneficiary to become the beneficiary if all the beneficiaries die while you are alive. If no beneficiary or contingent beneficiary is named, or if none is alive when you die, your estate will become the beneficiary. In the event a death benefit is payable and if more than one beneficiary is alive when you die, we will pay them in equal shares unless you have chosen otherwise. In the event the beneficiary becomes the owner and more than one beneficiary is alive when you die, they each may act severally unless you indicate otherwise.

In addition, items 10 and 11 of the contract to which this endorsement is attached are replaced by the following provisions:

10.  WHAT IS THE DEATH BENEFIT PRIOR TO THE DATE OF FIRST PAYMENT?

     If you die before the Date of First Payment, after we receive proof of your death and properly completed claim forms (herein after referred to as "settlement"), your beneficiary will receive a lump sum benefit equal to the sum of: (a) the difference between the premium and the amount, if any, allocated to the investment divisions of the Separate Account, and (b) the value of Separate Account as of the date of settlement.

     If you are not the Annuitant and if the Annuitant dies prior to the Date of First Payment, after settlement, you will receive a lump sum payment equal to the sum of: (a) the difference between the premium and the amount, if any, allocated to the investment divisions of the Separate Account, and (b) the value of Separate Account as of the date of settlement.

PSC 94-10

11.  WHAT IS THE DEATH BENEFIT ON OR AFTER THE DATE OF FIRST PAYMENT?

     If you are not the Annuitant and die on or after the Date of First Payment, after settlement, the beneficiary becomes the owner.

     If the Annuitant dies on or after the Date of First Payment, regardless of whether you and the Annuitant are different persons, the death benefit depends on the income plan. Payment may stop or continue for the remainder of the guaranteed period (if any). The death benefit, if any, is shown on the specifications page. Proof of death and a properly written claim form must be received by us.



/s/Joseph A. Reali                      /s/Ted Athanassiades
Joseph A. Reali                         Ted Athanassiades
Vice-president & Secretary              President And Chief Operating Officer

PSC 94-10

================================================================================
TYPE OF ANNUITY                                    BENEFIT
================================================================================
Life Annuity*                The income amount shown above is payable during
                             the Annuitant's life. Payments are made to the
                             date of last payment before the date the Annuitant
                             dies. This contract ends at the Annuitant's death.
--------------------------------------------------------------------------------
Life Annuity with            The income amount shown above is payable during
 Guaranteed Period*          the Annuitant's life. Payments are made to the
                             date of last payment before the later of: (a) the
                             date the Annuitant dies, and (b) the date on which
                             the [120]th monthly payment is paid. If the
                             Annuitant dies before [120] monthly payments have
                             been made, payments will continue to you (or, if
                             you die, to your beneficiary) for the rest of the
                             guaranteed period.
--------------------------------------------------------------------------------
Life Annuity with Refund     The income amount shown above is payable during
 Feature*                    the Annuitant's life. Payments cease with the last
                             one due before the Annuitant's death. At the
                             Annuitant's death you (or your beneficiary, if you
                             predeceased the Annuitant) receive a payment equal
                             to the excess, if any, of: (a) the total amount
                             applied under the annuity; over, (b) the total
                             value of all payments made prior to death.
--------------------------------------------------------------------------------
Joint and Survivor Annuity*  The income amount shown above is payable during the life of the Primary Annuitant. If at the death
                             of the Primary Annuitant the Joint Annuitant is
                             still alive [50%] of the income amount shown above
                             is paid for the lifetime of the Joint Annuitant.
                             Payments are made to the date of last payment
                             before the date the survivor Annuitant dies. This
                             contract ends at the survivor Annuitant's death.
--------------------------------------------------------------------------------
Joint and Survivor Annuity   The income amount shown above is payable during
 with Guaranteed Period*     the life of the Primary Annuitant, or to the end
                             of the guaranteed period if later. If at the death
                             of the Primary Annuitant the Joint Annuitant is
                             still alive, provided the guaranteed period has
                             ended, [50%] of the income amount shown above is
                             paid for the lifetime of the Joint Annuitant.
                             Payments are made to the date of last payment
                             before the later of: (a) the date the survivor
                             Annuitant dies, and (b) the date on which the
                             [120]th monthly payment is paid. If the survivor
                             Annuitant dies before [120] monthly payments have
                             been made, payments will continue to you (or, if
                             you die, to your beneficiary) for the rest of the
                             guaranteed period.
--------------------------------------------------------------------------------
Joint and Survivor Annuity   The income amount shown above is payable during
 with Refund Feature*        the life of the Primary Annuitant. If at the death
                             of the Primary Annuitant the Joint Annuitant is
                             still alive [50%] of the income amount shown above
                             is paid for the lifetime of the Joint Annuitant.
                             Payments cease with the last one due before the
                             survivor's death. At the survivor Annuitant's
                             death you (or your beneficiary, if you predeceased
                             the survivor Annuitant) receive a payment equal to
                             the excess, if any, of: (a) the total amount
                             applied under the annuity; over, (b) the total
                             value of all payments made prior to the survivor
                             Annuitant's death.
================================================================================

* If the Date of First Payment is different from the Issue Date, the following should proceed the above benefit description:

     If you die before the Date of First Payment, alter we receive proof of your death and properly completed claim forms ("settlement"), your beneficiary will receive a lump-sum benefit equal to the sum of: (a) the difference between the premium and the amount, if any, allocated to the investment divisions of the Separate Account, and (b) the value of the Separate Account as of the date of settlement. If you are not the Annuitant and if the Annuitant dies prior to the Date of First Payment, after we receive proof of your death and properly completed claim forms, your beneficiary will receive a lump-sum benefit equal to the sum of: (a) the difference between the premium and the amount, if any, allocated to the investment divisions of the Separate Account, and (b) the value of the Separate
     Account as of the date of settlement. Otherwise.....

================================================================================
TYPE OF ANNUITY                                    BENEFIT
================================================================================
Joint and Contingent         The income amount shown above is payable while
 Survivor annuity*           both the Primary Annuitant and the Joint Annuitant
                             are alive. Upon the death of either Annuitant,
                             payments will [reduce to 50% of the income amount
                             shown above and] continue during the life of the
                             surviving Annuitant. Payments are made to the date
                             of last payment before the date the survivor
                             Annuitant dies. This contract ends at the survivor
                             Annuitant's death.
--------------------------------------------------------------------------------
Joint and Contingent         The income amount shown above is payable while
 Survivor Annuity with       both the Primary Annuitant and the Joint Annuitant
 Guaranteed period*          are alive, or to the end of the guaranteed period
                             if later. Upon the death of either Annuitant,
                             provided the guaranteed period has ended and
                             provided one of the Annuitants is still alive,
                             payments will [reduce to 50% of the income amount
                             shown above and] continue during the life of the
                             surviving Annuitant. Payments are made to the date
                             of last payment before the later of: (a) the date
                             the survivor Annuitant dies, and (b) the date on
                             which the [120]th monthly payment is paid. If the
                             survivor Annuitant dies before [120] monthly
                             payments have been made, payments will continue to
                             you (or, if you die, to your beneficiary) for the
                             rest of the guaranteed period.
--------------------------------------------------------------------------------
Joint and Contingent         The income amount shown above is payable while
 Survivor Annuity with       both the Primary Annuitant and the Joint Annuitant
 Refund Feature*             are alive. Upon the death of either Annuitant,
                             payments will [reduce to 50% of the income amount
                             shown above and] continue during the life of the
                             surviving Annuitant. Payments cease with the last
                             one due before the survivor's death. At the
                             survivor Annuitant's death you (or your
                             beneficiary, if you predeceased the survivor
                             Annuitant) receive a payment equal to the excess,
                             if any, of: (a) the total amount applied under the
                             annuity; over, (b) the total value of all payments
                             made prior to the survivor Annuitant's death.
================================================================================

If the Date of First Payment is different from the Issue Date, the following should proceed the above benefit description:

     If you die before the Date of First Payment, after we receive proof of your death and properly completed claim forms ("settlement"), your beneficiary will receive a lump-sum benefit equal to the sum of: (a) the difference between the premium and the amount, if any, allocated to the investment divisions of the Separate Account, and (b) the value of the Separate Account as of the date of settlement. If you are not the Annuitant and if the Annuitant dies prior to the Date of First Payment, after we receive proof of your death and properly completed claim forms, your beneficiary will receive a lump-sum benefit equal to the sum of: (a) the difference between the premium and the amount, if any, allocated to the investment divisions of the Separate Account, and (b) the value of the Separate
     Account as of the date of settlement. Otherwise.....

                                MetLife(R)
                      Metropolitan Life Insurance Company
                A Mutual Company Incorporated in New York State
              One Madison Avenue - New York, New York 1001 0-3690


                                  ENDORSEMENT


The contract to which this endorsement is attached is amended, as follows:

A. The "Date of First Payment", specified on the cover page, may not be later than the earlier of: (a) 12 month after the Issue Date, and (b) April 1 of the calendar year following the calendar year in which you attain age
     70 1/2.

B.   Item 15 on page 6 is hereby revised to indicate:
          Your contract is not transferable. This contract may NOT be assigned,
                                                               ---
          sold, discounted or pledged as collateral for a loan.




/s/ Joseph A. Reali
Joseph A. Reali
Vice-President & Secretary

Form PSC 94-13

                                                                    EXHIBIT 4(r)



                                [LOGO] METLIFE(R)

                      METROPOLITAN LIFE INSURANCE COMPANY
               (A Mutual Company Incorporated in New York State)
               One Madison Avenue--New York, New York 10010-3690









                                  ENDORSEMENT


This Endorsement amends Item 7 of the Single Premium Immediate Income Payment Contract to which it is attached, as follows:

The limitation on the number of investment divisions to and from which you can make transfers will no longer apply. You may transfer money to or from any available investment division.








/s/ Louis J. Ragusa              /s/ Harry P. Kamen

Louis J. Ragusa                  Harry P. Kamen
Vice-President & Secretary       Chairman, President and Chief Executive Officer

                                                                  EXHIBIT (4)(r)



                         [LOGO]METROPOLITAN LIFE
                               AND AFFILIATED COMPANIES

                      METROPOLITAN LIFE INSURANCE COMPANY

                A Mutual Company Incorporated in New York State
               One Madison Avenue--New York, New York 10010-3690



                                  ENDORSEMENT
                                  -----------



This Endorsement amends the Single Premium Immediate Income Payment Contract to which it is attached.

1. The cover page is amended to add the following as available Investment Divisions as of the later of the Contract Date or [March 3, 1997].

     Janus Mid Cap, Loomis Sayles High Yield Bond, Scudder Global Equity, and
     T. Rowe Price Small Cap Growth.





/s/ Louis J. Ragusa               /s/ Harry P. Kamen

Louis J. Ragusa                   Harry P. Kamen
Vice-President & Secretary        Chairman, President & Chief Executive Officer





RSC 96-34